SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

                 MUNIHOLDINGS CALIFORNIA INSURED FUND III, INC.

             (Exact name of registrant as specified in its charter)


         Maryland                                Applied For
--------------------------------           ---------------------------------
(State of incorporation or                 (IRS employer identification no.)
  organization)

MuniHoldings California Insured                       08536
Fund III, Inc.                                  ----------------
800 Scudders Mill Road                             (zip code)
Plainsboro, New Jersey
-------------------------------
(Address of principal executive
 offices)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to                   Name of each exchange on which
be so registered                         each class is to be registered
------------------------                 ------------------------------
Shares of Common Stock,                     New York Stock Exchange
par value $.10 per share




Securities to be registered pursuant to Section 12(g) of the Act:

None


Item 1.  Description of Registrant's Securities to be Registered.

         The  section   captioned   "Description   of  Capital   Stock"  in  the
Registrant's prospectus dated September 22, 1998 forming a part of the Registrant's Registration Statement on Form N-2 (Nos. 333-61963, and 811-08973) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on September 22, 1998, is incorporated herein by reference.




Item 2.  Exhibits.

(I) The following exhibits have been filed with the Commission:

                  (1)      Form of Certificate for Common Stock.*

                  (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common Stock**

(II) The following exhibits are to be filed with the New York Stock Exchange only:

                  (1)      Not applicable.
                  (2)      Not applicable.
                  (3)      Not applicable.
                  (4)      (a) Charter of the Registrant.
                           (b) By-Laws of the Registrant.
                  (5)  Specimen Certificate for Common Stock.
                  (6)  Not applicable.


----------------------
* Incorporated by reference to Exhibit (d)(2) to the Registration Statement. ** Incorporated by reference to Exhibit (d)(1) to the Registration Statement.





                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       MUNIHOLDINGS CALIFORNIA INSURED
                                       FUND III, INC.
                                       (Registrant)


                                       By: /s/ Alice A. Pellegrino
                                           -------------------------------
                                           Name:  Alice A. Pellegrino
                                           Title:    Secretary

September 24, 1998






                                BROWN & WOOD LLP
                             One World Trade Center
                          New York, New York 10048-0557
                            Telephone (212) 839-5300
                            Facsimile (212) 839-5599


                                                     September 24, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Attention:  Division of Investment Management

         Re:      MuniHoldings California Insured Fund III, Inc.
                  Registration Statement on Form 8-A under
                  the Securities Exchange Act of 1934
                  ----------------------------------------------

Ladies and Gentlemen:

         On behalf of  MuniHoldings  California  Insured  Fund  III,  Inc.  (the
"Fund"), enclosed for filing with the Securities and Exchange Commission (the "Commission") is the Fund's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Pursuant to Part A of the General Instructions to Form 8-A, a Registration Statement automatically becomes effective under the Exchange Act upon the later of the following three events:

         1. Receipt by the Commission of a certification from the national securities exchange upon which the Fund's shares will be listed;

         2. Effectiveness of the Fund's Registration Statement on Form N-2 under the Securities Act of 1933 relating to the class of securities being registered under the Exchange Act; and

         3.    Filing of Form 8-A with the Commission.

         We have been informed by representatives of the New York Stock Exchange that a certification with respect to the Fund's common shares previously has been forwarded to the Commission, and we have been informed by the staff of the Division of Investment Management that the Fund's Registration Statement on Form N-2 (File No. 333-61963) was declared effective under the Securities Act at 4:30 p.m. on Tuesday, September 22, 1998.

         Therefore, the Fund's Registration Statement on Form 8-A automatically will become effective under the Exchange Act upon filing with the Commission.

                                                 Very truly yours,

                                                 /s/ Robert J. Borzone, Jr.
                                                 ----------------------------
                                                     Robert J. Borzone, Jr.